UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2016

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, Advance Auto Parts, Inc. (“Company”) announced that its Board of Directors (“Board”) has appointed Thomas Okray to become the Company's Chief Financial Officer, effective October 31, 2016. As announced by the Company on May 19, 2016, Michael A. Norona, the Company’s current Executive Vice President, Chief Financial Officer, will step down from the role of Chief Financial Officer effective October 31, 2016 and will remain available through December 31, 2016, to assist with the transition of his responsibilities for a period of time.

Prior to joining the Company, Mr. Okray, 53, served as Vice President, Finance, Global Customer Fulfillment of Amazon.com, Inc. (“Amazon”), an Internet retailer, from January 2016 to October 2016, and as Vice President, Finance Operations of Amazon, from June 2015 to January 2016. Prior to joining Amazon, Mr. Okray was employed by General Motors Company, a global automotive company, from July 1989 to June 2015, in a variety of finance and supply chain related roles, culminating in his position as CFO, Global Product Development, Purchasing & Supply Chain, from January 2010 to June 2015.

Employment Agreement

In connection with his appointment, Mr. Okray and the Company have entered into an employment agreement dated as of October 3, 2016 which has been approved by the Compensation Committee of the Company’s Board (“Committee”). Mr. Okray’s employment agreement provides for a one year employment term with automatic renewals on each anniversary date for successive one-year periods unless either party provides the other party with 90 days’ prior notice of non-renewal.

Under the terms of his employment agreement, Mr. Okray’s annual base salary is $500,000, and he is eligible to participate in the Company's annual incentive bonus plan with a bonus target of 90 percent of base salary (“Target Bonus Amount”) and a maximum bonus opportunity of 200 percent of the Target Bonus Amount, based on the Company’s performance as measured against the same bonus criteria applied to other senior executives of the Company. Mr. Okray will not be eligible for an annual incentive bonus for fiscal year 2016; however, for fiscal year 2017, he will be entitled to receive a minimum annual bonus equal to the amount of his Target Bonus Amount.

Pursuant to the terms of his employment agreement, Mr. Okray will receive an annual equity grant under the Company's 2014 Long-Term Incentive Plan (the “2014 LTIP”) for each fiscal year that ends during his employment term in an amount and with a grant-type mix determined by the Committee. The grant-date fair value of Mr. Okray’s annual equity grant for the 2017-2019 performance cycle shall be $1,050,000, with a grant-type mix determined by the Committee and will be granted at the same time that annual grants for the same cycle are made to other executives.

Mr. Okray will receive a $380,000 cash Signing Bonus to replace compensation payable to him from his prior employment which will be forfeited upon acceptance of his position with us. The Signing Bonus is subject to a 100 percent claw back if Mr. Okray resigns without Good Reason (as defined in his employment agreement) prior to the one-year anniversary of the commencement date of his employment. In addition, as soon as practicable following his appointment, Mr. Okray will receive a one-time grant of time-based restricted stock units (“Sign-On RSUs”) with a grant-date fair value of $2 million, of which 70 percent will vest on the first anniversary of the grant date and the remaining 30 percent will vest on the second anniversary of the grant date, subject to his continued employment with the Company through the applicable vesting date. The Sign-on RSUs will fully vest upon Mr. Okray’s termination of employment by the Company other than for Due Cause, Death or Disability (as those terms are defined in the employment agreement).

Mr. Okray will be entitled to receive relocation benefits consistent with Company policy, subject to adjustment as approved by the Compensation Committee. In addition, Mr. Okray will be entitled to reimbursement of legal expenses associated with the negotiation of his employment agreement up to a maximum of $15,000.

Upon termination without Cause or resignation for Good Reason (not in connection with a change in control), Mr. Okray would be entitled to:

•
Severance equal to one times the sum of (a) his base salary and (b) the 3-year average actual bonus for the three completed fiscal years immediately prior to the date of his termination, or shorter period if Mr. Okray does not have 3-year employment history (or, if he has been employed by the Company for fewer than three years, an amount equal to the average value of the annual bonuses that Mr. Okray has received during the period of his employment);

•	Continued medical, dental and vision benefits for 365 days post-termination at the same cost as active employees;

•	Outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of up to 12 months;
and

•	Equity awards (other than the Sign-On RSUs which will vest in full) treated as set forth in the 2014 LTIP and the applicable award agreements.

A notice of non-renewal provided by the Company to Mr. Okray will be treated as a termination of Mr. Okray’s employment without Cause (as defined in his employment agreement) as of the expiration of the employment term. Upon termination without Cause or resignation for Good Reason within 12 months after a Change in Control (as defined in his employment agreement) of the Company, Mr. Okray would be entitled to the same benefits as described in the immediately preceding paragraph, except that his severance would be equal to two times the sum of his base salary and target bonus. In addition his employment agreement provides for the reduction of Change in Control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code if a reduction would provide him with a greater after tax benefit than if payments were not reduced.

Any severance benefits paid would be subject to Mr. Okray’s execution (without revocation) of a general release of claims against the Company.

Pursuant to the terms of his employment agreement, Mr. Okray is subject to certain restrictive covenants, including the following, among others: non-disclosure of confidential information; non-disparagement; non-solicitation of customers, suppliers, employees, agents or independent contractors, which runs for one year following his termination of employment; and non-competition, which runs for one year following his termination of employment.

The foregoing summary description of the material terms of Mr. Okray’s employment agreement does not purport to be complete and is qualified in its entirety by the actual terms of the employment agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2016.

A press release announcing the appointment of Mr. Okray was issued by the Company on October 5, 2016 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press Release, dated October 5, 2016, issued by Advance Auto Parts, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: October 5, 2016	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer
* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated October 5, 2016, issued by Advance Auto Parts, Inc.